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Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 000-51196 on form S-8 of our report dated March 12, 2008, relating to the financial statements of AIXTRON Aktiengesellschaft, and the effectiveness of AIXTRON Aktiengesellschaft's internal control over financial reporting appearing in this Annual Report on Form 20-F of AIXTRON Aktiengesellschaft for the year ended December 31, 2007.

/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

Duesseldorf, Germany
March 13, 2008

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  Exhibit 14.1
Consent of Independent Registered Public Accounting Firm